Exhibit 10.28

RECEIVED MAY 24 2011

LEASE AMENDMENT

This Lease Amendment, dated May 20, 2011, amends the Lease Agreement dated June 7, 2007 by and between Airflow Service Company, Inc., incorporated in State of Virginia, hereinafter referred to as Tenant, and Wellington Business Center LLC or assigns hereinafter referred to as Landlord, for the Premises known as 8832 and 8836 Rixlew Lane, Manassas, VA 20109.

The Lease Agreement is amended as follows:

Extend the initial term of the lease for an additional two (2) year term. As of June 1, 2011 the Total Monthly rent shall be $2000 per month plus utilities. On June 1, 2012, the rent shall increase to $2400 per month. On June 1, 2013, the rent s..11.411 increase to $2700 per month. The lease shall expire June 30 2014. There shall be no reneweCoOtion.

All other terms and conditions of the Lease remain the same and in full effect.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names, in the day and you first hereinbefore mentioned in case either party is a corporation, its name has been hereunto subscribed and affixed and attested by its duly authorized officers.

WITNESS:
Date 5/20/11	/s/Edward B Wright III

	Wellington Business Center LLC (Landlord)	(SEAL)

Date 5/20/11	/s/George Neighoff	(SEAL)

Airflow Service Company (Tenant)

I FORD CREDIT

COMMERCIALEASE

MASTER LEASE AGREEMENT (TRAC)

THIS MASTER LEASE AGREEMENT (TRAC) dated          03/11/2019 (this “Lease Agreement”), is between airflow service corm env             ("Lessee") of 8832 rixlew In                        , Manassas              VA 20109 Corporation           organized under the laws of Virginia                              , and Ford Motor Credit Company LLC ("Lessor"). In consideration of the mutual promises and undertakings set forth herein, the receipt and sufficiency thereof are hereby acknowledged, Lessor and Lessee agree as follows:

1.LEASED VEHICLES. Lessor agrees to purchase and lease to Lessee, and Lessee agrees to lease from Lessor, the vehicles, including all modifications, alterations or additions thereto (the "Leased Vehicles"), described in one or more Supplements ("Supplement(s)") attached hereto, subject to the terms and conditions of this Lease Agreement and the applicable Supplement. Lessee will reimburse Lessor for any costs incurred by Lessor in connection with any vehicles ordered by Lessee for lease hereunder, but not accepted by Lessee upon delivery for any reason.

2.CHARGES.(a) Charges. In accordance with this Lease Agreement, Lessee will pay to Lessor all charges, reimbursements, administration fees or payments (collectively, the "Charge(s)") for the lease of each Leased Vehicle, including the lease charge (the "Lease Charge") set forth in the applicable Supplement. Lessee may retain any and all volume discounts, fleet rebates and dealer incentives it receives from manufacturers or vendors for leasing the Leased Vehicles, with no obligation to account to Lessor for such incentive payments, except as otherwise set forth in this Lease Agreement or otherwise agreed in writing by Lessor and Lessee.

(b)Billing and Payments. During the Lease Term, Lessor will bill Lessee for the Lease Charge and all other Charges when due and payable. All Lease Charges will be due on the Payment Due Day for the applicable period, as specified in the applicable Supplement. If Lessee fails to pay any Charge when due, Lessee will pay to Lessor, as an additional Charge, a late charge equal to the lesser of (i) 2.50% of such overdue Charge for each month or partial month the Charge is past due, or (ii) the maximum rate permitted by applicable law. Lessee will pay to Lessor or its assignee, as directed by Lessor, all Charges payable under this Lease Agreement without further notice or demand. Lessee's obligations to Lessor or its assignee under this Lease Agreement, including without limitation payment of all Charges, will not be subject to any reduction, abatement, defense, counterclaim, set off or recoupment which Lessee may now or hereafter have against Lessor or such assignee.

3.TERM AND TERMINATION.(a) Lease Term. The lease term ("Lease Term") for each Leased Vehicle will commence on the Supplement Date specified in the Supplement for the applicable Leased Vehicle, and unless terminated under Paragraphs 11 or 13, will expire on the later of (i) the last day of the Term specified in the applicable Supplement, or (ii) the day such Leased Vehicle is returned to Lessor in accordance with Paragraph 10. Lessor and Lessee may extend the Lease Term for a Leased Vehicle at the applicable Lease Charge by mutual written agreement.

(b)Termination of Lease Agreement. The term of this Lease Agreement will commence on the date of this Lease Agreement and will continue until terminated by either party upon ten days prior written notice to the other of the effective date of such termination (the "Termination Date"); provided, however, the terms and conditions of this Lease Agreement and the obligations of Lessee hereunder and any Supplement(s) with respect to Leased Vehicles leased prior to the Termination Date will remain in full force and effect until all such obligations have been fulfilled. At any time and in its sole discretion, Lessor will have the right to terminate, rescind or suspend this Lease Agreement with respect to the lease of any additional vehicles, to require the satisfaction of any additional or modified conditions precedent to any lease of any additional vehicles, and to determine the extent, if any, to which Lessor will lease additional vehicles to Lessee under this Lease Agreement.

NOTICE:           The valid and collectible liability insurance and personal injury protection insurance of any authorized rental or leasing driver is primary for the limits of liability and personal injury protection coverage required by Section 324.021(7) and 627.736, Florida Statutes.

(c)Termination of Leased Vehicle. The termination or expiration of the lease of a Leased Vehicle will apply solely to that Leased Vehicle and will not result in the termination of this Lease Agreement or the lease of any other Leased Vehicles hereunder, and the rights and obligations of Lessor and Lessee under this Lease Agreement and the Supplement(s) hereto will continue in full force and effect with respect to the remaining Leased Vehicles subject to this Lease Agreement.

4.REGISTRATION, TAXES AND CITATIONS. (a) Registration of Leased Vehicles. Lessee will, at its expense, register, title and license each Leased Vehicle in the manner prescribed by Lessor from time to time so as to maintain Lessor's ownership and insurable interest in the Leased Vehicle and forward such title to Lessor as directed by Lessor from time to time.

(b)Taxes. The Lease Charge excludes all sales and use taxes. Lessee will be liable for all taxes, levies, duties, assessments and other governmental charges (including any interest and penalties, and any fees for titles or registration) levied or assessed against Lessee, Lessor or the Leased Vehicles, upon or with respect to the lease or the purchase, use, operation, ownership, value, return or other disposition of the Leased Vehicles, or the rent, earnings or receipts arising therefrom, exclusive, however, of any taxes based on Lessor's net income. Unless Lessor notifies Lessee in writing otherwise, Lessor will file all returns and remit all personal property taxes applicable to the Leased Vehicles. Lessee agrees to reimburse Lessor for all such personal property taxes, as an additional charge under the Lease, immediately upon receipt of Lessor's invoice including without limitation such taxes assessed or arising during the term of the Lease but remitted by Lessor after the termination of the Lease. At Lessor's option, Lessee agrees to remit, along with Lessee's Lease Charges under the Lease, an amount equal to a percentage of Lessor's reasonable estimate of the personal property taxes that will be assessable against the Leased Vehicles during the succeeding tax year. Any such amounts remitted to Lessor will be credited by Lessor against Lessee's obligations under this Paragraph. Lessee will remain obligated in the event that such amounts are insufficient to fully reimburse Lessor for the actual amount of such taxes and any surplus will be either credited to Lessee's other obligations to Lessor or returned to Lessee. If requested by Lessor, Lessee agrees to file promptly on behalf of Lessor on or before the due date thereof, all requested tax returns and reports concerning the Leased Vehicles in form satisfactory to Lessor, with all appropriate governmental agencies and to mail a copy thereof to Lessor concurrently with the filing thereof. Lessee further agrees to keep or cause to be kept and made available to Lessor any and all necessary records relative to the use of the Leased Vehicles and/or pertaining to the aforesaid taxes, levies, duties, assessments and other governmental charges. Lessee's obligations arising under this Paragraph will survive payment of all other obligations under the Lease and the expiration or termination of the Lease. Lessee will be responsible for the filing and prompt payment of the Federal Highway Use Tax ("FHUT") relating to the Leased Vehicles, and Lessee will retain all related receipts including Federal Highway Use Tax form 2290 and Schedule 1 and make such receipts available to Lessor upon request.

(c)Citations. Lessee is responsible for promptly paying all fines, tickets, citations or other penalties, including parking tickets, in each case assessed against the Leased Vehicle and/or the driver of the Leased Vehicle during the Lease Term for such Leased Vehicle. If the Lessee fails to pay any fine, ticket, citation or penalty, and the amounts are paid by Lessor on behalf of the Lessee, the Lessee will reimburse Lessor for such amounts and may be required to pay an administration fee, except as prohibited by law, in an amount established by Lessor from time to time, for each such fine, ticket, citation or penalty that is paid on Lessee's behalf. All fines, tickets, citations or penalties paid by Lessor on Lessee's behalf, together with any administration fee assessed by Lessor, constitute a Charge under this Lease Agreement.

5.OPERATION OF LEASED VEHICLES. (a) Alterations. Lessee will equip all Leased Vehicles in a manner approved by Lessor. Lessee may not make any additions, alterations or modifications to the Leased Vehicles during the Lease Term; except for additions to a Leased Vehicle which are approved in writing by Lessor and are readily removable without any damage to the Leased Vehicle.

(b)Use of Leased Vehicles. Lessee will use all Leased Vehicles in its business and in accordance with the terms and conditions of this Lease Agreement and all applicable governmental and insurer requirements and limitations. Each Leased Vehicle will be operated by a properly licensed employee or agent of Lessee subject to Lessee's exclusive direction and control. Lessee will not allow the Leased Vehicles to be operated (i) by a driver in possession or under the influence of alcohol or any drug which may impair hiS ability to operate the Leased Vehicle, (ii) in a reckless or abusive manner, (iii) on a flat tire, (iv) improperly loaded, or loaded beyond the licensed weight recommend by the manufacturer of the Leased Vehicle, or (v) to transport Hazardous Materials as defined in 49 CFR 171.8, unless otherwise approved by Lessor in writing. Lessee will not remove the Leased Vehicle from the United States without the prior written consent of Lessor except for less than thirty (30) days in Canada and Mexico. Upon Lessor's request, Lessee will provide Lessor with a list of all states in which the Leased Vehicles are located.

(c)Repair and Maintenance. Lessee will maintain, repair and service the Leased Vehicles at its own expense in accordance with the manufacturer requirements and recommendations, and will be responsible for all operating expenses of each Leased Vehicle, including, without limitation, gasoline, oil, grease, antifreeze, maintenance, adjustments and repairs and storage, fines, towing and servicing of the Leased Vehicles. Lessee will use, or authorize the use of, only manufacturer-approved replacement parts in the repair or maintenance of the Leased Vehicles.

(d)Additional Equipment Reouired by Law. In the event that subsequent to the Supplement Date of any Leased Vehicle any federal, state or local law, ordinance, rule or regulation requires the installation of any additional equipment or accessories, including, but not limited to, anti-pollution and/or safety devices, or in the event that any other modifications of the Leased Vehicles are required by such law, ordinance, rule or regulation, then and in any of such events, Lessee will pay the full cost thereof, including installation expense. Lessor may, at its option, arrange for the installation of such equipment or the performance of such modifications, and Lessee agrees to pay the full cost thereof as an additional Charge, immediately upon receipt of an invoice for same.

6.INSURANCE. (a) Insurance Coverage. Lessee will provide, or cause to be provided, onleach Leased Vehicle during the Lease Term thereof insurance with coverage and amounts not less than the following:

Cars and Light Trucks

●	A minimum of $100,000 bodily injury per person
●	$300,000 bodily injury per accident, $50,000 property damage
●	Collision and Comprehensive Coverage with deductible not to exceed $1,000

Medium and Heavy Truck

●	A minimum of $500,000 Combined Single Limit Liability per occurrence
●	Collision and Comprehensive Coverage with deductible not to exceed $2,500

Tractors over 33.001 LBS Gross Vehicle Weight

●	A minimum of $1,000,000 Combined Single Limit Liability coverage per occurrence
●	Collision and Comprehensive coverage with deductible not to exceed $2,500

Lessee, at its own expense, will provide, or cause to be provided, any other insurance and post any bonds required by any governmental authority with respect to the operation of any Leased Vehicle and will include Lessor as a named insured in any and all cargo, transportation or floater insurance policies covering any loss or damage to any goods or other property transported by any Leased Vehicle, and Lessee releases Lessor for any loss or damage to such goods and property. Notwithstanding anything else in this Lease Agreement to the contrary, in the event that Lessee fails to procure or maintain insurance as provided in this Paragraph 6 or fails to perform any other of Lessee's duties or obligations as set forth in this Lease Agreement, Lessor may, but will have no obligation to, obtain such insurance at Lessee's expense and perform such other duties and obligations of Lessee and any amounts expended therefore will be due and payable immediately as additional Charges. Lessee will not use or permit the use of any Leased Vehicle at any time when the insurance described in this Paragraph 6 is not in effect.

(b)Insurance Polio; Terms. Each insurance policy provided by Lessee pursuant to this Paragraph must (i) insure Lessor, as owner and lessor of the Leased Vehicles, Lessee, and any person leasing or driving the Leased Vehicle with valid permission, (ii) designate Lessor as both loss payee and additional insured on such policy without regard to any breach of warranty or other act or omission of Lessee and will include a loss payable endorsement for the benefit of Lessor, and (iii) require the insurer to notify Lessor promptly of any cancellation or material change to the policy for any reason and provide that such cancellation or change will not be effective as to Lessor for 20 days after receipt by Lessor of such notice. All insurance policies for Leased Vehicles operated or located in the State of Florida shall comply with the requirements of Florida Statute 324.021(9)(b) and must be endorsed to state that they provide at least -the minimum split liability coverage limits of such statute. Pursuant to Florida Statute, Section 627.7263, Lessor and Lessee agree that the liability insurance and personal injury protection insurance of Lessee or other permitted operator of the Leased Vehicles will be primary for the limits of liability and personal injury protection coverage required by Sections 324.021(7) and 627.736, Florida Statutes. Lessor does not assume any liability for loss of or damage to the contents or personal property contained any Leased Vehicles, and Lessee hereby releases and saves Lessor free from any and all liability for loss of or damage to any contents or personal property contained in said Leased Vehicles regardless of the circumstances under which such loss or damage may occur.

(c)Evidence of Insurance. Lessee will deliver to Lessor certificates of insurance issued by its insurer evidencing the insurance coverage required by this Paragraph upon execution of this Lease Agreement and evidencing each renewal of such coverage not less than thirty (30) days prior to the expiration of the original policy or preceding renewal policy. In addition, at the request of Lessor, Lessee will provide copies of each such insurance policy and receipts or other evidence that the premiums thereon have been paid.

(d)Insurance Claims. If any claim is made or action commenced for personal injury or death or property damage in connection with any Leased Vehicle, Lessee will promptly notify Lessor and the insurer and furnish each with a copy of each process and pleading received in connection therewith and diligently defend against such claim or action and/or cooperate in the defense thereof. Lessee will promptly furnish to the insurer a report of any accident involving a Leased Vehicle on the form acceptable to such insurer.

7.LOSS OF LEASED VEHICLE.(a) Risk of Loss. Lessee will bear the entire risk of the Leased Vehicle(s) being lost, stolen, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use. Lessee will reimburse Lessor for any loss of tools, tarpaulins, accessories, spare tires or any other equipment furnished by Lessor and for damage to a Leased Vehicle caused by any goods or property transported by such Leased Vehicle.

(b)Total Loss of Leased Vehicle. In the event that a Leased Vehicle suffers a total loss or is stolen prior to the end of its Lease Term, Lessee will pay Lessor an amount equal to (i) the Lease Charge for the period in which such loss or theft occurs, (ii) any other Charges then due and owing, and (iii) the Early Termination Value, as defined in Paragraph 11(a), for such Leased Vehicle as calculated by Lessor for the period in which such loss or theft occurs. Any insurance proceeds will be for the account of Lessee to the extent of Lessee's payment pursuant to this Paragraph 7.

(c)Partial Loss of Leased Vehicle. Lessee will immediately repair any damage to a Leased Vehicle. Lessor will make the proceeds of any insurance coverage available to Lessee for such repairs.

8.PERFORMANCE BY LESSOR. If Lessee fails for any reason to perform any of its obligations under this Lease Agreement, Lessor may (but will not be obligated to) perform such obligations, without relieving Lessee of its obligation to do so. Lessee will reimburse Lessor upon demand for any costs and expenses incurred by Lessor in connection with such performance as an additional Charge under this Lease Agreement.

9.SALE OF LEASED VEHICLE.(a) Conditions of Sale. Any sale of a Leased Vehicle by Lessor pursuant to Paragraphs 11, 12 or 13 will be at wholesale and may be public or private and with only such notices as required by the governing Uniform Commercial Code in accordance with Paragraph 21(k). Any such sale by Lessor and any sale by Lessee pursuant to Paragraphs 11 and 12 and will be only for cash payable in full upon delivery of the Leased Vehicle and its title papers to the purchaser, and will be on an "AS IS, WHERE IS, BASIS" WITH NO RECOURSE TO OR WARRANTY BY LESSOR. Lessee will not be entitled to any compensation for serving as Lessor's agent in connection with such sale.

(b)Definitions of Net Proceeds. Assumed Residual and Capitalized Cost. For purposes of this Lease Agreement, the term "Net Proceeds" means the amount received by Lessor from the sale of the Leased Vehicle, less all expenses incurred by Lessor in selling the Leased Vehicle and all debts of Lessee which, if not paid, might constitute a lien on the Leased Vehicle or a liability of Lessor. The term "Assumed Residual" means the assumed residual for such Leased Vehicle expressed as a percentage of Capitalized Cost as set forth in the applicable Supplement. The "Capitalized Cost" of a Leased Vehicle means the amount advanced by Lessor to purchase such Leased Vehicle, including all modifications, alterations or additions and capitalized taxes.

10.RETURN OF LEASED VEHICLE. Upon the expiration or termination of the Lease Term of any Leased Vehicle, Lessee will return, at its own expense, such Leased Vehicle to a reasonable location designated by Lessor. Lessee will return all unexpired license plates with each Leased Vehicle. At Lessor's request and on behalf of Lessor, Lessee will store any Leased Vehicle for a period not to exceed thirty (30) days at Lessee's expense, other than for insurance coverage, which will be provided by Lessor. If (i) Lessor has not received title documents for the Leased Vehicle in order to permit sale of such Leased Vehicle, (ii) such Leased Vehicle is not returned to Lessor in accordance with this Paragraph 10, or (iii) Lessee has elected to purchase and retain the Leased Vehicle pursuant to Section 11(d), then Lessee will pay Lessor the then applicable Early Termination Value and Lessor will transfer all of its rights and title and interest in such Leased Vehicle to Lessee.

11.EARLY TERMINATION. (a) Calculation of Early Termination Value. The Early Termination Value for a Leased Vehicle for any particular period during the Lease Term will be equal to (i) the Capitalized Cost of such Leased Vehicle, plus (ii) any Charges due and payable under the Lease Agreement with respect to the Leased Vehicle, less (iii) that part of the Lease Charges paid by Lessee with respect to the Leased Vehicle, which has been earned by Lessor on an actuarial basis.

(b)Sale. bi Lessee. Lessee may terminate the lease of any Leased Vehicle prior to the expiration of the Lease Term thereof by giving Lessor at least thirty (30) days prior written notice of its election to terminate such lease. After giving such notice of termination, at Lessor's option, Lessee must attempt to sell such Leased Vehicle, as agent for Lessor, in an arm's length transaction to an unrelated purchaser in accordance with Paragraph 9. Upon such sale, the lease of such Leased Vehicles will terminate and Lessee will promptly notify Lessor and remit to Lessor the proceeds of such sale, any Lease Charges and other Charges due and owing through the date of termination and any additional Charges calculated in accordance with this Paragraph 11(b). If the Net Proceeds of such sale are less than the applicable Early Termination Value for such Leased Vehicle on the date of termination, Lessee will pay to Lessor the deficiency as an additional Charge. If the Net Proceeds of such sale exceed the applicable Early Termination Value for such Leased Vehicle on the date of termination, Lessor will pay or credit the excess to Lessee as a refund of Charges.

(c)Sale by Lessor. If Lessee is unable to sell the Leased Vehicle on behalf of Lessor within thirty (30) days of the date of such notice of termination, Lessee will promptly deliver the Leased Vehicle to Lessor as provided in Paragraph 10, and Lessor will attempt to sell such Leased Vehicle in accordance with Paragraph 9. The lease of such Leased Vehicle will terminate upon the earlier to occur of (i) the date of such sale by Lessor, or (ii) the date that is thirty (30) days after the date of delivery of the Leased Vehicle to Lessor. Upon the date of termination, Lessee will pay Lessor an amount equal to any Lease Charges and other Charges then due and owing hereunder to the date of termination, and either (x) the excess, if any, of the applicable Early Termination Value for such Leased Vehicle over the Net Proceeds of any sale, if Lessor was able to sell the Leased Vehicle prior to the termination date, or (y) the applicable Early Termination Value, if Lessor was unable to sell such Leased Vehicle prior to the termination date.

(d)Other Disposition of Leased Vehicle. In lieu of attempting to sell the Leased Vehicle pursuant to Paragraph 11(b) or returning the Leased Vehicle to Lessor pursuant to Paragraph 11(c), Lessee, with the consent of Lessor, may dispose of or purchase and retain such Leased Vehicle for its own account, and the lease of such Leased Vehicle will terminate upon Lessee paying to Lessor the applicable Early Termination Value for such Leased Vehicle, plus any Lease Charges and other Charges then due and owing to the date of termination.

12.EXPIRATION OF LEASE. Upon the expiration of the Lease Term of a Leased Vehicle, at its option, Lessor may sell such Leased Vehicle in an arm's length transaction within thirty (30) days after expiration of its Lease Term or may appoint Lessee as Lessor's agent to sell such Leased Vehicle on Lessor's behalf in accordance with Paragraph 9. If Lessee, as Lessor's agent, sells the Leased Vehicle, Lessee will remit to Lessor the proceeds from such sale, any Lease Charges and other Charges then due and owing, and any additional Charges determined in accordance with this Paragraph. If the Net Proceeds of such sale are less than the Assumed Residual for such Leased Vehicle, Lessee will pay to Lessor the deficiency as an additional Charge. If the Net Proceeds of such sale exceed the Assumed Residual for such Leased Vehicle, Lessor will pay or credit the excess to Lessee as a refund of Charges.

13.DEFAULT AND REMEDIES.(a) Events of Default. Lessor may terminate this Lease Agreement at any time with respect to any or all of the Leased Vehicles by written notice to Lessee upon the occurrence of any of the following events of default ("Event of Default"): (i) failure to pay any Charge or any other sum payable to Lessor or any affiliate, successor or assignee of Lessor hereunder or under any other document, agreement or instrument and such failure continues for ten (10) days after written notice thereof to Lessee, (ii) failure or refusal by Lessee to operate the Leased Vehicles in accordance with this Lease Agreement and the applicable Supplement, (iii) failure or refusal by Lessee to perform any other obligation or covenant of Lessee hereunder and such failure or refusal continues for thirty (30) days after written notice thereof to Lessee, (iv) any representation or warranty made by Lessee proves to be false or misleading in any material respect as of the date on which the same was made, (v) the filing of any petition by or against Lessee under any bankruptcy or insolvency law or the assignment by Lessee of its assets, for the benefit of creditors or the appointment of any trustee or receiver for all or any part of Lessee's business or assets or the assignment (voluntary or involuntary) of Lessee's interest in any Leased Vehicle or the attachment of any lien or levy on any Leased Vehicle (unless such petition, assignment, appointment, or attachment is withdrawn or nullified within fifteen days thereafter) (vi) Lessee defaults under any other agreement with Lessor, Ford Motor Company (including its affiliates, subsidiaries, divisions, successors and assigns ("Ford") or any of their affiliates, subsidiaries, successors or assigns, (vii) if anyone in the control, custody or possession of the Leased Vehicles or the Lessee is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted by any governmental authority) to have used the Leased Vehicles in connection with the commission of any crime (other than a misdemeanor moving violation), (viii) if an appropriation, confiscation, retention, or seizure of control, custody or possession of any Leased Vehicles occurs by any governmental authority, (ix) there is a material change in the management, ownership or control of Lessee, or (x) there is a material adverse change in any of the (A) condition (financial or otherwise), business performance, prospects, operations or properties of the Lessee, (B) legality, validity or enforceability of the Lease, (C) ability of the Lessee to repay the indebtedness or perform its obligations under the Lease or (D) the rights and remedies of the Lessor under the Lease are impaired, (xi) any instrument or agreement which supports or is related to the lease, including, but not limited to, any guaranty or letter of credit, is breached, revoked, cancelled or terminated (unless consent to, in advance, by Lessor in writing) or (xii) any lien, claim or encumbrance is placed on any of the Leased Vehicles hereunder.

(b)Remedies of Lessor. Upon termination by Lessor pursuant to Paragraph 13(a), (i) Lessor may declare all sums due and to become due hereunder and all other sums then owing by Lessee to Lessor to be immediately due and payable and (ii) Lessee will deliver the Leased Vehicle(s) to Lessor in the manner and condition required by Paragraph 10. If Lessee fails to return the Leased Vehicle(s), Lessor may, without notice to Lessee, repossess the same (with or without legal process) at any time wherever the Leased Vehicles may be located and Lessee hereby authorizes Lessor to enter upon the premises of Lessee for the purpose of repossessing the Leased Vehicle(s). Lessor will dispose of such retumed or repossessed Leased Vehicle in accordance with Paragraph 9, and Lessee will pay to Lessor an additional Charge calculated in accordance with Paragraph 11(c). Lessor will hold and dispose of any repossessed Leased Vehicle(s) free and clear of this Lease Agreement and any rights of Lessee in the Leased Vehicle(s). Subject to applicable law, Lessee agrees to pay to Lessor reasonable attorney fees if this Lease Agreement is placed with an attorney other than an employee of Lessor for collection. In addition, Lessor may exercise its remedies under Paragraph 19(b).

(c)Remedies Cumulative and Concurrent. The rights and remedies of Lessor under this Lease Agreement are cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, in law, by virtue of statute or otherwise and may be pursued separately, successively, concurrently, independently or together against Lessee or any other party, at the sole discretion of Lessor, and may be exercised as often as occasion therefore will arise. The failure to exercise any such right or remedy will in no event be construed as a waiver or release thereof, nor will the choice of one remedy be deemed an election of remedies to the exclusion of other remedies. Acceptance of Charges in arrears will not waive or affect any right of Lessor to declare an Event of Default and exercise any remedies hereunder.

14.INDEMNITY. Lessee will indemnify and hold Lessor, its agents and employees, harmless against any and all losses, claims, damages or expenses (including attorney's fees) (the "Liabilities") connected with or arising out of the ownership, management, control, use, storage, condition (including, without limitation, defects, whether or not discoverable by Lessor or Lessee), maintenance or operation of any Leased Vehicle, or any default by Lessee in the performance of any of its obligations hereunder, including without limitation, (i) any Liabilities incurred by Lessor as a result of Lessee's failure to obtain and maintain insurance as required by Paragraph 6, (ii) any Liabilities incurred by Lessor in excess of the limits of any insurance coverage provided by Lessee, (iii) any Liabilities relating to the loss or damage to the Leased Vehicles, (iv) any Liabilities incurred by Lessor as a result of the failure of Lessee to operate the Leased Vehicles in accordance with the terms of this Lease Agreement and the applicable Supplement, (v) any Liabilities with respect to any goods or other property transported by a Leased Vehicle, (vi) any fines, tickets, citations or other penalties assessed against the Lessee and/or the Leased Vehicle, and (vii) any Liabilities which Lessor would not otherwise be required to pay under the terms of this Lease Agreement. Lessee will promptly notify Lessor of any such Liability. The indemnities set forth herein will survive the termination or expiration of this Lease Agreement and any Supplement.

15.LESSEE'S TAX RELATED INDEMNITIES. Lessee's tax related indemnities to Lessor are as follows:

(a)General Indemnity. Lessee agrees to pay and to indemnify and hold Lessor harmless, on an after-tax basis, from and against all sales, use, personal property, leasing, leasing use, stamp or other taxes, levies, imposts, duties, charges, or withholdings of any nature (together with any penalties, fines, or interest thereon) now or hereafter imposed against Lessor, Lessee or the Vehicles or any part thereof or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to the Lease (excluding, however, Federal and State taxes on, or measured by, the net income of Lessor). Lessee agrees to file, on behalf of Lessor, all required tax returns concerning the Vehicles with all appropriate governmental agencies and to furnish to Lessor a copy of each such return, including evidence of payment, promptly after the due date of each such filing; provided, that, in the event Lessee is not permitted to file any such return on behalf of Lessor, then Lessee agrees to prepare and forward each such return to Lessor in a timely manner with instructions to Lessor with respect to the filing thereof.

(b)Income Tax Indemnity. Lessee and Lessor agree that Lessor will be entitled to accelerated cost recovery or depreciation deductions with respect to the Leased Vehicles, and should, under any circumstances whatsoever, except as specifically below set forth, either the United States government or any state tax authority disallow, eliminate, reduce, recapture, or disqualify, in whole or in part, any benefits consisting of accelerated cost recovery (or depreciation) deductions with respect to any Leased Vehicle, Lessee will then indemnify Lessor by payment to Lessor, upon demand, of a sum which will be equal to the amount necessary to permit Lessor to receive (on an after-tax basis over the full term of the Lease) the same after-tax cash flow and after-tax yield assumed by Lessor in evaluating the transactions contemplated by this Lease (referred to hereafter as "Economic Return") that Lessor would have realized had there not been a loss or disallowance of such benefits, together with, on an after-tax basis, any interest or penalties which may be assessed by the governmental authority with respect to such loss or disallowance. In addition, if Lessee makes any addition or improvement to any Leased Vehicle, and as a result thereof, Lessor is required to include an additional amount in its taxable income, Lessee will also pay to Lessor, upon demand, an amount which will be equal to the amount necessary to permit Lessor to receive (on an after-tax basis over the full term of the Lease) the same Economic Return that Lessor would have realized had such addition or improvement not been made. Lessee will not be obligated to pay any sums required in this Paragraph 15(b) with respect to any Leased Vehicle in the event the cause of the loss of the deductions results solely from one or more of the following events: (i) a failure of Lessor to timely claim accelerated cost recovery (or depreciation) deductions for the Leased Vehicle in Lessor's tax return, other than a failure resulting from the Lessor's determination based upon opinion of counsel or otherwise, that no reasonable basis exists for claiming accelerated cost recovery (or deprecation) deductions, or (ii) a failure of Lessor to have sufficient gross income to benefit from accelerated cost recovery (or depreciation) deductions. Lessor agrees to promptly notify Lessee of any claim made by any federal or state tax authority against the Lessor with respect to the disallowance of such accelerated cost recovery (or depreciation) deductions.

(c)Payment and Enforceability. All amounts payable by Lessee pursuant to Paragraph 15(a) or 15(b) will continue in full force and effect notwithstanding the expiration or other termination of the Lease in whole or in part and are expressly made for the benefit of, and will be enforceable by, Lessor. Lessee's obligations under Paragraph 15(a) will be that of primary obligor irrespective of whether Lessor will also be indemnified with respect to the same matter under some other agreement by another party.

(d)Duration. The obligations of Lessee under this Paragraph 15 are expressly made for the benefit of, and are enforceable by, Lessor without necessity of declaring the Lease in default and Lessor may initially proceed directly against Lessee under this Paragraph 15 without first resorting to any other rights of indemnification it may have. In the event that, during the continuance of this Lease, an event occurs which gives rise to liability pursuant to this Paragraph 15, such liability will continue, notwithstanding the expiration or termination of the Lease, until all payments or reimbursements with respect to such liability are made.

(e)Survival. All of Lessee's obligations, indemnities and liabilities under this Paragraph 15 will survive the expiration or termination of the Lease.

16.LESSEE'S WARRANTIES AND COVENANTS. (a) Lessee represents and warrants to Lessor that: (i) Lessee is and will at all times hereafter be duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized, registered or incorporated and it has duly authorized the execution, delivery and performance of this Lease Agreement; (ii) this Lease Agreement has been duly and validly executed and delivered by Lessee and constitutes the valid and binding obligation of Lessee; (iii) all financial statements presented to Lessor have been prepared in conformity with generally accepted accounting principles consistently applied, and fairly and accurately present Lessee's financial condition and income as of the date given, and since the date of such financial statements, there has been no material adverse change in the financial condition of Lessee or any guarantor of Lessee's obligation hereunder; and (iv) Lessee has read this Lease Agreement prior to signing.

(b)Lessee covenants that it will provide Lessor with at least 30 days prior written notice of a change to Lessee's (i) legal name, (ii) state of incorporation, registration or organization, (iii) social security number or tax identification number, (iv) location of its chief executive office, or (v) type of business organization (such as, corporation, partnership, etc.).

(c)Without Lessors written approval, Lessee covenants that it will not (i) sell, transfer or otherwise dispose of any of Lessee's interest in this entity in the ordinary course of business, (ii) sell, transfer or otherwise dispose of any of Lessee's interest in this Lease Agreement, the Leased Vehicles or any Supplement, (iii) consolidate with or merge into any other business entity or permit any other business entity to consolidate with or merge into Lessee, or (iv) allow the sale, pledge, assignment, encumbrance or transfer to a third party of more than 20% of the voting stock, partnership interests or ownership interests (as the case may be) of Lessee.

(d)Lessee covenants that it will notify Lessor within thirty (30) days of a change to the garaging/ tax location of any Leased Vehicle and/or the Lessee's billing/invoice location.

17.DISCLAIMER OF WARRANTIES AND CONSEQUENTIAL DAMAGES; FORCE MAJEURE. (a) LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER, DESIGNER, PRODUCER OR DISTRIBUTOR (OR AGENT OF ANY OF FOREGOING) OF THE LEASED VEHICLES.

(b)LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, (i) AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE LEASED VEHICLES, OR (ii) THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION. AS BETWEEN LESSOR AND LESSEE, LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE RISK AND EXPENSE.

(c)LESSEE SPECIFICALLY WAIVES ALL RIGHT TO MAKE CLAIM AGAINST LESSOR AND ANY LEASED VEHICLES FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER, AND AS TO LESSOR, LESSEE LEASES THE LEASED VEHICLES "AS IS." CALIFORNIA LESSEES WAIVE THE PROVISIONS OF SECTIONS 1955 AND 1957 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA.

(d)IN NO EVENT WILL LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES WHATSOEVER OR HOWSOEVER CAUSED, INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM ANY DEFECT IN ANY LEASED VEHICLE, OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY LEASED VEHICLE. THERE WILL BE NO ABATEMENT OR SETOFF OF LEASE CHARGES BECAUSE OF THE SAME.

(e)LESSOR WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN DELIVERING ANY LEASED VEHICLE ORDERED FOR LEASE PURSUANT TO THIS LEASE AGREEMENT OR FOR ANY FAILURE TO PERFORM ANY PROVISION, RESULTING FROM FIRE OR OTHER CASUALTY, RIOT, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND LESSOR'S CONTROL.

18.VEHICLE WARRANTIES. Lessor assigns to Lessee for the Lease Term of each Leased Vehicle the warranties provided to the Lessor by any dealer, manufacturer, distributor or vendor selling the Leased Vehicles to Lessor; and Lessee may communicate with such dealer, manufacturer, distributor or vendor and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies. Lessee will resolve any claims under such warranties directly with the appropriate dealer, manufacturer, distributor, vendor or third party. Any such claim will not affect in any manner the unconditional obligation of Lessee to pay any Charge or perform its obligations hereunder.

19.LEASEHOLD INTEREST; SECURITY INTEREST. (a) Leasehold Interest. Lessor is the owner of the Leased Vehicles, including all modifications, alterations and additions thereto which are included in the Capitalized Cost thereof. Lessor and Lessee acknowledge and agree that this Lease Agreement is a lease of personal property for commercial and federal income tax purposes, and that Lessee does not acquire any right, title or interest in the Leased Vehicles or any proceeds thereof, except the right to possess and use the Leased Vehicles in accordance with the terms of this Lease Agreement and the applicable Supplement. Lessor and Lessee agree that Lessor is the only party entitled to claim income tax deductions for asset cost recovery, depreciation or investment tax credits (if any) with respect to the Leased Vehicles under the Internal Revenue Code of 1986 and applicable state laws.

(b)Assignment of Leases and Subleases: Repurchase Rights. To secure the full and punctual payment and performance of its obligations under this Lease, Lessee assigns to Lessor all Lessee's right, title and interest, whether now existing or hereafter acquired, in any lease or sublease of a Leased Vehicle, including the right to collect any rental, lease or other payments which may come due thereunder (the "Assigned Payments"). So long as no Event of Default has occurred and is continuing, Lessee may collect the Assigned Payments. If an Event of Default occurs, then Lessor may require Lessee to endorse and remit to Lessor all Assigned Payments in the same form as received by Lessee, or may direct any lessee or sublessee to pay the Assigned Payments directly to Lessor. Lessee will obtain the consent of any sublessee or lessee to assignment of the sublease or lease set forth in this Paragraph 19 (b), and will furnish such other documents to perfect this assignment as Lessor may require. In addition, Lessee assigns and pledges to Lessor, and grants to Lessor a security interest in, all amounts that may now or hereafter be payable to Lessee by Ford or any other manufacturer or distributor of motor vehicles, including, but not limited to, any amounts owing to Lessee or rights of Lessee under any Ford, or other manufacturer or distributor, repurchase program applicable to the Leased Vehicle.

(c)Security Interest. In the event any court determines that this Lease is not a true lease, then Lessee hereby grants Lessor a security interest in the Leased Vehicles, together with all accessions, replacements and substitutions therefore or thereto and proceeds thereof, including without limitation any Charges, proceeds of sale, exchange or other disposition of the Leased Vehicles, proceeds of any damage claim or insurance covering the Leased Vehicles, and the proceeds due or to become due from Lessee, any sublessee or third party with respect to the Leased Vehicles. At the written request of Lessor, Lessee will execute and deliver to Lessor any financing statement or other instrument required to perfect the foregoing security interest, and agrees to pay or reimburse Lessor for any searches, filings, recordings or stamp fees or taxes arising from the filing or recording of any such instrument or statement. Lessee authorizes Lessor to manually or electronically file this Lease Agreement or any financing statements with respect to this Lease Agreement or the Leased Vehicles and to execute Lessee's name to any such financing statement. Any such filing will not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

20.INSPECTION; FINANCIAL STATEMENTS. During normal business hours, Lessor and its authorized representatives may inspect each Leased Vehicle and the books and records of Lessee relative thereto, including without limitation, any leases, subleases and insurance records. Lessor will have no duty to make any such inspection and will not incur any liability or obligation by reason of making or not making any such inspection. In addition, at the request of Lessor, Lessee will furnish Lessor any financial statements of Lessee, including, without limitation, balance sheets and income statements. Lessee will provide Lessor with any information requested by Lessor with respect to the Leased Vehicles and Lessee's use and operation of any Leased Vehicle.

21.MISCELLANEOUS TERMS AND CONDITIONS. (a) Assignment and Sublease. Lessee may not assign this Lease Agreement or any right hereunder, in whole or in part, or sublease or otherwise deliver, transfer or relinquish possession of a Leased Vehicle, without the prior written consent of Lessor. Any consent by Lessor to such transactions will be subject to satisfaction by Lessee and the sublessee or assignee (as the case may be) with the requirements of Lessor. Lessor may, at any time, without notice to Lessee, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Lease Agreement, any Supplement, any Leased Vehicle or any Charges or other sums due or to become due hereunder, subject to Lessee's right to possess and the use the Leased Vehicles in accordance with the terms and conditions of this Lease Agreement and any applicable Supplement.

(b)Authorization to Share Information. Lessor or any assignee of this Lease or any Supplement may receive from and disclose to any affiliate of Lessor, the seller or manufacturer of any Vehicle or any affiliate thereof, any Guarantor or other party having a disclosed or undisclosed obligation related to the Liabilities or Leased Vehicles, or any potential purchaser, participant or investor in Lessee's obligations to Lessor, Lessor's successors or assigns and any affiliate of any of them, whether under this Lease, any Schedule or otherwise or any assignee or affiliate of any of them (collectively, an "Entity") and any credit reporting agency, or any purpose, information about Lessee's accounts, credit application and credit experience with Lessor or any Entity. Lessee authorizes any Entity to release to Lessor any information related to Lessee's accounts or credit experience. This is continuing authorization for all present and future disclosures of Lessee's account information, credit application and credit experience made by Lessor or any entity requested to release such information to Lessor.

(c)Returned Insurance Premiums and Service Contracts. This Lease Agreement may contain charges for insurance, service contracts, or other contracts. Lessee agrees that Lessor can claim benefits under these contracts. Unless prohibited by law, Lessor may upon default or termination cancel these contracts to obtain refunds of unearned charges. Lessee authorizes Lessor to subtract any refund from the amount Lessee owes under this Lease Agreement. If Lessee receives a refund, Lessee must pay the entire amount of the refund to Lessor.

(d)Servicing and Collection. Lessee agrees that Lessor, Lessor's affiliates, agents and service providers may monitor and record telephone calls regarding your account to assure the quality of our service or for other reasons. Lessee also expressly consents and agrees that Lessor, Lessor's affiliates, agents and service providers may use written, electronic or verbal means to contact you. This consent includes, but is not limited to, contact by manual calling methods, prerecorded or artificial voice mail messages, text messages, emails and/or automatic telephone dialing systems. Lessee agrees that Lessor, Lessor's affiliates, agents and service providers may use any email address or any telephone number you provide, now or in the future, including a number for a cellular phone or other wireless device, regardless of whether you incur charges as a result.

(e)Power of Attorney. LESSEE HEREBY APPOINTS LESSOR OR ANY OFFICER, EMPLOYEE OR DESIGNEE OF LESSOR, OR ANY ASSIGNEE OF LESSOR (OR ANY DESIGNEE OF SUCH ASSIGNEE) AS LESSEE'S ATTORNEY-IN-FACT TO, IN LESSEE'S OR LESSOR'S NAME: (i) PREPARE, EXECUTE AND SUBMIT ANY NOTICE OR PROOF OF LOSS IN ORDER TO REALIZE THE BENEFITS OF ANY INSURANCE POLICY INSURING THE LEASED VEHICLES; (ii) PREPARE, EXECUTE AND FILE ANY AGREEMENT, DOCUMENT, FINANCING STATEMENT, INSTRUMENT (OR ANY OTHER WRITING OR RECORD) THAT, IN LESSOR'S OPINION, IS NECESSARY TO PERFECT AND/OR GIVE PUBLIC NOTICE OF THE INTERESTS OF LESSOR IN ANY LEASED VEHICLES THAT SECURE OR THAT MAY SECURE ANY OBLIGATIONS OR INDEBTEDNESS OF LESSEE TO LESSOR; AND (iii) ENDORSE LESSEE'S NAME ON ANY REMITTANCE REPRESENTING PROCEEDS OF ANY INSURANCE RELATING TO THE LEASED VEHICLES OR THE PROCEEDS OF THE SALE, LEASE OR OTHER DISPOSITION OF THE LEASED VEHICLES (WHETHER OR NOT THE SAME IS A DEFAULT HEREUNDER). This power is coupled with an interest and is irrevocable so long as indebtedness remains unpaid from Lessee to Lessor. Lessee agrees to execute and deliver to Lessor, upon Lessor's request, such documents, writings, records and assurances as Lessor deems necessary or advisable for the confirmation or perfection of the security interest in the Leased Vehicles and Lessor's rights hereunder, including such documents, writings, records and assurances as Lessor may require for filing or recording.

(f)Notices. Any notice required or permitted by this Lease Agreement must be in writing and given by personal delivery or sent by United States Mail, postage prepaid, addressed to Lessee at the Lessee's current billing address and addressed to Lessor at the address set forth on the most recent billing statement.

(g)Agency. Except as specifically provided in Paragraphs 11 and 12 with respect to a sale of the Leased Vehicle, Lessee will never at any time during the term of this Lease Agreement be or become the agent of Lessor for any purpose whatsoever. Lessor will not be responsible for the acts or omissions of Lessee or its agents.

(h)No Implied Waivers. The waiver by either party of, or failure to claim, a breach of any provision of this Lease Agreement will not be deemed to be a waiver of any subsequent breach or to affect in any way the effectiveness of such provision.

(i)Entire Agreement. This Lease Agreement will constitute the entire agreement between the parties and may not be changed except by an instrument in writing, signed by the party against whom the change is to be enforced.

(i)Non Substantive Data. Lessee authorizes Lessor to insert in this Lease Agreement serial numbers, other identification data of the Leased Vehicles when determined by Lessor and dates or other unintentionally omitted non-substantive items to render this Lease Agreement complete. Lessee agrees that at any time and from time to time, after the execution and delivery of the Lease, it will, upon request of Lessor, execute and deliver such further documents and do such further acts and things as Lessor may reasonably request in order to fully effect the purposes of the Lease and to protect Lessor's interest in the Leased Vehicles, including, but not limited to, furnishing any and all information necessary to enable lessor or its insurer to defend itself in any litigation arising in connection herewith.

(k)Governing Law. This Lease Agreement is governed by and construed in accordance with the laws of the state where Lessee's chief executive office is located, as indicated below.

(I)QI Exchange. LLC. Lessor notifies Lessee that it intends to assign to QI Exchange, LLC Lessor's rights (but not its obligations) with respect to the purchase of the Leased Vehicles and sale of the Leased Vehicles upon termination.

(m)Counterparts. This Lease Agreement may be executed in any number of counterparts, each of which, when so executed will be deemed to be an original, and all of which taken together will constitute one and the same agreement. Execution and delivery by facsimile signature will constitute valid and sufficient delivery.

The parties have duly executed this Lease Agreement as of the date set forth above intending to be legally bound hereby.

LESSOR	LESSEE
FORD MOTOR CREDIT COMPANY LLC	airflow service company

By:	/s/George Neighoff

Title:	Title:

President

Lessee's Social Security or Tax ID Number:
030518781
Lessee's Chief Executive Office:
8832 RIXLEW LN MANASSAS VA 20109
Lessee's State of Organization:
Virginia

MODIFICATION: This Lease Agreement and the Supplements hereto set forth all of the agreements of the Lessor and Lessee for the lease of the Leased Vehicles. There are no other agreements. Any change in this Lease Agreement must be in writing and signed by the Lessee and Lessor.

Lessee: airflow: service company

By:	Title: President

/s/George Neighoff

LESSEE CERTIFICATION: Lessee hereby certifies under penalty of perjury that Lessee intends that more than fifty percent (50%) of the use of each Leased Vehicle is to be used in a trade or business of Lessee.

NOTICE OF TAX OWNERSHIP: Lessee is hereby advised that Lessee will not be treated as the owner of the Leased Vehicles for Federal Income Tax purposes.

Lessee: airflow service company

By:	Title: President

/s/George Neighoff

CORPORATE CERTIFICATE

(Commercial/Retail/RCLJTRAC)

The undersigned Secretary/Assistant Secretary of airflow service company
(Company Legal Name)
a Virginia	corporation with a principal place of business located at
(State of Incorporation)

8832 rixlew In. Manassas. VA, 20109	(the "Company") does hereby certify:
(Address of principal place of business)

The following are true, correct and complete resolutions duly approved by the board of directors or other governing body of the Company and that said resolutions are unchanged and are now in full force and effect:

"RESOLVED, That the officers of the Company are, and each of them is, hereby authorized on behalf of the Company to finance or lease from Ford Motor Credit Company, including any of its affiliates and subsidiaries ("Ford Credit"), such items of property, in such amounts and upon such terms and conditions as the officer or officers, in their discretion, may deem necessary or advisable; and

FURTHER RESOLVED, That the officers of the Company, and each of the following parties:

George Neighoff, President
(Print Name & Title)	(Print Name & Title)

(Print Name & Title)	(Print Name & Title)

are authorized, directed and empowered to execute and deliver to Ford Credit, on behalf of the Company, such contracts, leases, powers of attorney and other documents as may be required by Ford Credit in connection with such finance or lease of property; and

FURTHER RESOLVED, That any actions taken by any officer of the Company or any party specifically identified in the foregoing resolutions acting on behalf of the Company before the date of these resolutions that are within the authority conferred by the foregoing resolutions are ratified and approved in all respects.

IN WITNESS WHEREOF I have her unto set my hand as the Secretary/Assistant Secretary of the Company this 12th day of March, 2019 airflow service company
(Company Legal Name)

/s/George Neighoff	Secretary/Assistant Secretary

George Neighoff

(Print Sign Name)

I FORD CREDIT

SUPPLEMENT TO

COMMERCIALEASE MASTER LEASE AGREEMENT (TRAC)

THIS IS A SUPPLEMENT (this "Supplement") to the CommerciaLease Master Lease Agreement (TRAC) dated 03/11/2019       (the "Lease Agreement") between Ford Motor Credit Company LLC, and in certain cases including its former subsidiaries CML East LLC and CML West LLC, (each a "Lessor" with respect to those Leased Vehicles titled in the name of and specifically allocated to such entity in a Supplement) and airflow service comi      ("Lessee").

Capitalized terms used in this Supplement have the same meaning as in the Lease Agreement, unless otherwise defined herein. Subject to the terms and conditions of the Lease Agreement, which are incorporated herein by reference, Lessor and Lessee agree as follows:

1.Effective Date. Lessor and Lessee agree this Supplement is effective as of _ 03/11/2019 ("Supplement Date").

2.Leased Vehicles. The Leased Vehicles described in this Supplement have been delivered to and accepted by Lessee in good condition with the indicated mileage. The terms and conditions of this Supplement apply solely to the Lease Vehicles described herein. Lessee hereby certifies, under penalty of perjury, that Lessee intends that more than fifty percent (50%) of the use of each Leased Vehicle is to be used in a trade or business of Lessee. Lessee is hereby advised that Lessee will not be treated as the owner of the Leased Vehicles for Federal income tax purposes.

3.Lease Terms and Charges. Beginning on the Commencement Date indicated for each Leased Vehicle, Lessee will pay Lessor the Lease Charge on the Payment Due Day of each month of the specified Lease. Interim Lease Charges will be assessed for the period between the Supplement Date and the Commencement Date (the "Interim Lease Term") and will be shown on the billing statement.

4.Assignment. Lessor notifies Lessee that it intends to assign to QI Exchange, LLC Lessor's rights (but not its obligations) with respect to the purchase of the Leased Vehicles and the sale of the Leased Vehicles upon termination.

5.Reaffirmation of Lessee's Warranties. Lessee reaffirms that its representations and warranties set forth in the Lease Agreement are true and correct on the Supplement Date.

6.Capitalized Cost of Leased Vehicles. This Supplement includes a total of 1 Leased Vehicles with a combined capitalized cost of $32,464.19 as detailed in the following Leased Vehicle Description and Lease Terms.

7.Counterparts. This Supplement may be executed in any number of counterparts, each of which, when so executed will be deemed to be an original, and all of which taken together will constitute one and the same agreement. Execution and delivery by facsimile signature will constitute valid and sufficient delivery.

NOTICE:               The valid and collectible liability insurance and personal injury protection insurance of any authorized rental or leasing driver is primary for the limits of liability and personal injury protection coverage required by Section 324.021(7) and 627.736, Florida Statutes.

Lessor and Lessee have duly executed this Supplement as of the Supplement Date intending to be legally bound hereby.

LESSOR:	LESSEE:

FORD MOTOR CREDIT COMPANY LLC	airflow service company

By:	By:	/s/George Neighoff
Name:	Name:	George Neighoff
Title:	Title:	President

[SIGNATURE PAGE TO SUPPLEMENT

TO COMMERCIALEASE MASTER LEASE AGREEMENT (TRAC)]

LEASED VEHICLE DESCRIPTIOR AND LEASE TERMS

VEHICLE #1
LESSOR: Ford Motor Credit Company LLC

VEHICLE INFORMATION AND PERIODIC LEASE CHARGES

Description:	Lease Program Type: TRAC
Age: NEW	FS Offering Number: 03-08-2171
Year: 2019	Lease Term: Interim Lease Term + 60 Months
Make: Ford	Commencement Date: 04/01/2019
Model: Transit Van	Payment Due Day: 1 day of the month
VIN: 1FTYE1CM6KKA34833	Periodic Payment Method: Monthly
Style: T-150 130" Med Rf 8600 GVWR Sliding RH Dr	Payment Timing: Advance
Capitalized Cost: $32,464.19	Security Due: $0.00
Assumed Residual: $6,492.84 (20%)	60 Lease Charge(s) @ $579.79
Mileage at Delivery: 50	Above excludes all taxes disclosed below and other Charges.

TAX AND BILLING ADDRESS INFORMATION

Garaging / Tax Location:	Tax Type, Present Rate	Tax Amount, $
Address: 8832 rixlew In
City: Manassas	[City] Rental Tax, 0.000%	[City] Rental Tax, $0.00
County: PRINCE WILLIAM	[County] Rental Tax, 0.000%	[County] Rental Tax, $0.00
State: VA	[State] Rental Tax, 0.000%	[State] Rental Tax, $0.00
ZIP: 20109	[Other] Tax, 0.000%	[Other] Tax, $0.00

Billing / Invoice Address
Address: 8832 rixlew In	[X] Verify Garaging/Tax Location and Billing/Invoice Address
City: Manassas
County: PRINCE WILLIAM
State: VA
ZIP: 20109